       [BROOKS, PIERCE, MCLENDON, HUMPHREY & LEONARD, L.L.P. LETTERHEAD]



                              September 11, 1998



Board of Directors
Innes Street Financial Corporation
401 West Innes Street
Salisbury, North Carolina 28145-1929

     Re: Registration Statement on Form S-1 under the Securities Act of 1933, as amended

Gentlemen:

     As special counsel to Innes Street Financial Corporation (the "Holding Company"), the proposed parent holding company of Citizens Bank, FSB ("Citizens Bank"), Salisbury, North Carolina, we are rendering this opinion to you in connection with the acquisition by the Holding Company of Citizens Bank, upon the conversion of Citizens Bank from a federally-chartered mutual savings bank to a federally-chartered capital stock savings bank (the "Conversion"). As part of the Conversion, the Holding Company will file with the Securities and Exchange Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, for the offering and sale by the Holding Company of its no par common stock, having an estimated aggregate dollar value represented to us as being between $17,850,000 and $24,150,000 (the "Shares").

     In our capacity as special counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation, Bylaws and corporate resolutions of the Holding Company, the Plan of Conversion, the Registration Statement and all exhibits thereto and the relevant provisions of Chapter 55 of the North Carolina General Statutes and the Securities Act of 1933, as amended, and the regulations promulgated under all the aforesaid statutes, and Part 563g of Chapter V of Title 12 of the Code of Federal Regulations, as we have considered necessary as a basis for the opinion given herein. In addition, we have made reasonable inquiries of the officers of Citizens Bank and the Holding Company as to all relevant items. In all examinations of documents, we have assumed the genuineness of all original documents and all signatures and the conformity to original documents of all copies submitted to us as certified, conformed or photostatic copies. On the basis of such examination, we are of the opinion that, when the Holding Company has received full payment for the Shares as described in the Registration Statement, all requisite corporate action will

Board of Directors
Innes Street Financial Corporation
September 11, 1998
Page 2

have been taken with respect to the issuance and sale of the Shares and the Shares will be validly authorized and issued, fully-paid and nonassessable shares of common stock of the Holding Company.

     This opinion is furnished by us solely for your benefit and for the benefit of the purchasers of the Shares of the Holding Company in connection with the Conversion, and may not be quoted or relied upon by, nor copies be delivered to, any person or entity, or used for any other purpose, without our prior express written consent.

     We hereby consent to the use of this opinion in connection with the registration of the offering and sale of the Shares with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the reference to us in the Registration Statement and the Prospectus included therein.


                                    Very truly yours,

                                    BROOKS, PIERCE, MCLENDON,
                                    HUMPHREY & LEONARD, L.L.P.


                                    By:  /s/ Edward C. Winslow III
                                         --------------------------------------
                                         Edward C. Winslow III

ECWIII/blh